CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm for Quantified Funds, comprising Quantified Managed Bond Fund, Quantified All-Cap Equity Fund, Quantified Market Leaders Fund, and Quantified Alternative Investment Fund, each a series of Advisors Preferred Trust we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment to the Advisors Preferred Trust Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Cleveland, Ohio

August 5, 2013